UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 15, 2019

PIXELWORKS, INC.
(Exact name of registrant as specified in its charter)

OREGON	000-30269	91-1761992
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

226 Airport Parkway, Suite 595
San Jose, CA 95110
(408) 200-9200
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	PXLW	The Nasdaq Global Market

Item 5.07     Submission of Matters to a Vote of Security Holders.

Pixelworks, Inc. (the "Company") held its 2019 Annual Meeting of Shareholders on May 15, 2019 in San Jose, California. The following is a brief description of the matters voted on at the meeting, which are more fully described in the Company's definitive proxy statement filed with the Securities and Exchange Commission on April 18, 2019, and a statement of the number of votes cast for, withheld and against and the number of abstentions and broker non-votes:

The following nominees were elected to serve on the board of directors by the votes indicated below:

Nominee	For	Withheld	Broker non-votes
Todd A. DeBonis	12,798,377	309,307	17,867,705
Amy Bunszel	12,769,431	338,253	17,867,705
C. Scott Gibson	12,668,404	439,280	17,867,705
Daniel J. Heneghan	12,672,209	435,475	17,867,705
Richard L. Sanquini	12,687,105	420,579	17,867,705
David J. Tupman	12,657,642	450,042	17,867,705

The proposal to approve the amendment to the 2006 Stock Incentive Plan was approved and received the following votes:

For	Against	Abstain	Broker non-votes
12,633,236	408,681	65,767	17,867,705

The proposal to approve, on an advisory basis, executive compensation was approved and received the following votes:

For	Against	Abstain	Broker non-votes
12,628,146	430,085	49,453	17,867,705

The proposal to determine the frequency of future advisory votes on executive compensation was determined to be every year and received the following votes:

3 Years	2 Years	1 Year	Abstain
3,571,684	167,414	9,166,160	202,426

The proposal to ratify the appointment of KPMG LLP as Pixelworks' independent registered public accounting firm for the current fiscal year was approved and received the following votes:

For	Against	Abstain
30,246,395	706,910	22,084

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PIXELWORKS, INC.
(Registrant)

Dated:	May 16, 2019	/s/ Steven L. Moore
Steven L. Moore Vice President, Chief Financial Officer, Secretary and Treasurer